Exhibit 10.29

FOURTH AMENDMENT TO LEASE

(Innovation Park)

THIS FOURTH AMENDMENT TO LEASE (“Fourth Amendment”) is made and entered into as of the 14th day of December, 2022 (“Effective Date”), by and between IQHQ‑4 CORPORATE, LLC, a Delaware limited liability company (“Landlord”) and ONCORUS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.
Landlord and Tenant entered into that certain Lease Agreement entered into as of December 29, 2020 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of July 7, 2021, as amended by that certain Amended and Restated First Amendment to Lease dated October 25, 2021 (the “First Amendment”), as amended by that certain Second Amendment to Lease dated as of November 17, 2021 (the “Second Amendment”), and as amended by that certain Third Amendment to Lease dated as of September 26, 2022 (the “Third Amendment”, and, together with the Original Lease, the First Amendment and the Second Amendment, the “Lease”), whereby Tenant leases certain premises (the “Premises”) containing 105,334 rentable square feet containing the entirety of Pod 3, Pod 4 and Pod 5 in the South Building (such building includes Pods 2, 3, 4 and 5) (“Building”) of the project (“Project”) now known as Innovation Park @ 4 Corporate Drive whose address is 4 Corporate Drive, Andover, Massachusetts, all as more particularly described in the Lease.
B.
Landlord and Tenant desire amend the Lease to modify the Landlord EP Coordination Fee as more particularly set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.
Capitalized Terms. Each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in the Lease.
2.
Landlord EP Coordination Fee. The third sentence of Section 4.3 of Exhibit “B” to the Second Amendment is hereby amended and restated in its entirety and shall read as follows:

“The Expansion Premises Improvement Allowance shall be charged a logistical coordination fee (the "Landlord EP Coordination Fee") to Landlord in an amount equal to 0.7% of the lesser of (i) the total estimated costs of the Expansion Premises Improvements as set forth in the approved EP Cost Proposal plus 0.7% of the estimated costs of any approved change orders or (ii) the total actual cost of the Expansion Premises Improvements plus 0.7% of the actual costs of any approved change orders; provided, however, the Landlord EP Coordination Fee shall not apply to the cost of any equipment considered capital expenditures under standard real estate accounting principles which exceeds One Hundred Thousand Dollars ($100,000.00).”

3.
Brokers. Each party represents and warrants to the other that no broker, agent or finder negotiated or was instrumental in negotiating or consummating this Fourth Amendment. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder’s fee by any entity who claims or alleges that they were retained or engaged by the first party or at the request of such party in connection with this Fourth Amendment.
4.
No Offer. Submission of this instrument for examination and signature by Tenant does not constitute an offer to amend the Lease or a reservation of or option to amend the Lease, and this instrument is not effective as a lease amendment or otherwise until executed and delivered by both Landlord and Tenant.
5.
No Further Modification. Except as set forth in this Fourth Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect. Effective as of the date hereof, all references to the “Lease” shall refer to the Lease as amended by this Fourth Amendment.
6.
Counterparts/Electronic Signature. This Fourth Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Fourth Amendment may be executed by a party’s signature transmitted electronically (including by DocuSign), and copies of this Fourth Amendment executed and delivered by electronic means shall have the same force and effect as copies hereof executed and delivered with original wet signatures. All parties hereto may rely upon electronic signatures as if such signatures were original wet signatures. Any party executing and delivering this Fourth Amendment by electronic means shall, if requested by the other party, promptly thereafter deliver a counterpart signature page of this Fourth Amendment containing said party’s original signature; provided, however, any failure to do so shall not affect the enforceability of this Fourth Amendment. All parties hereto agree that a signature page executed and delivered by electronic means may be introduced into evidence in any proceeding arising out of or related to this Fourth Amendment as if it were an original wet signature page.

[Signatures on following page]

IN WITNESS WHEREOF, this Fourth Amendment has been executed as of the Effective Date first above written.

“LANDLORD” IQHQ‑4 CORPORATE LLC,

a Delaware limited liability company

By:	/s/ Tracy Murphy

Print Name:	Tracy Murphy

Title:	President

“TENANT” ONCORUS, INC.,

a Delaware corporation

By:	/s/ Steve Harbin

Print Name:	Stephen W. Harbin

Title:	COO & Chief of Staff